UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 7, 2012

Whole Foods Market, Inc.
(Exact name of registrant as specified in its charter)

Texas	000-19797	74-1989366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Bowie Street Austin, Texas	78703
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (512) 477-5566

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 7, 2012, the Company issued a press release announcing its results of operations for its fourth fiscal quarter ended September 30, 2012. A copy of the press release is furnished herewith as Exhibit 99.1.

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Adjusted EBITDA, Return on Invested Capital ("ROIC") and Free Cash Flow in the press release as additional information about its operating results. These measures are not in accordance with, or an alternative to, GAAP. The Company's management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of incentive compensation. The Company defines Adjusted EBITDA as EBITDA plus non-cash share-based payments expense and deferred rent. The Company defines ROIC as annualized adjusted earnings divided by average invested capital. Earnings are annualized on a 52-week basis. Invested capital represents a trailing four-quarter average. The Company defines Free Cash Flow as net cash provided by operating activities less capital expenditures. Additionally, since the fourth quarter and fiscal year ended September 30, 2012 contained an additional week operating results are not directly comparable to the prior year. The Company's management believes adjusting the reported results for the 13-week and 53-week periods ended September 30, 2012 provides more comparable results quarter-over-quarter and year-over-year. For that reason, the Company reported sales growth and diluted EPS growth on 12-week and 52-week bases. The Company adjusted the 13-week and 53-week periods by removing one-thirteenth of the 13-week period results to remove the estimated impact of the additional week in the current year. The press release includes a tabular reconciliation of these non-GAAP financial measures to GAAP net income, which the Company believes to be the most directly comparable GAAP financial measure.

The information contained in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Item 2.02 or Exhibit 99.1 shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On November 7, 2012, the Company announced that our Board of Directors has declared a dividend of $0.20 per share, payable January 29, 2013 to shareholders of record at the close of business on January 18, 2013.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated November 7, 2012, regarding fourth fiscal quarter results of operations.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whole Foods Market, Inc. (Registrant)
November 7, 2012 (Date)	/s/ GLENDA FLANAGAN Glenda Flanagan Executive Vice President and Chief Financial Officer